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                                                                   EXHIBIT 23.3

              [LETTERHEAD OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP]


                                 March 7, 2000


VIA OVERNIGHT MAIL

iBasis, Inc.
20 Second Avenue
Burlington, MA 01803

     Re:    Registration Statement on Form S-1

Gentlemen:

     We hereby consent to being named under the caption "Legal Matters" in the prospectus of iBasis (the "Company") included in the Registration Statement on Form S-1 of the Company to be filed with the Securities and Exchange Commission on or after the date hereof.


                                        /s/ Andrew D. Lipman
                                        ------------------------------------
                                        Andrew D. Lipman
                                        Partner
                                        Swidler Berlin Shereff Friedman, LLP